As filed with the Securities and Exchange Commission on June 14, 2022
Registration No. 333-
______________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
VIEWRAY, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	42-1777485 (I.R.S. Employer Identification No.)
2 Thermo Fisher Way
Oakwood Village, OH 44146
(Address of Principal Executive Offices, Zip Code)
____________________
ViewRay, Inc. Amended and Restated 2015 Equity Incentive Award Plan
(Full title of the plan)
____________________
Scott Drake
President & Chief Executive Officer
ViewRay, Inc.
2 Thermo Fisher Way
Oakwood Village, OH 44146
(440) 703-3210
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:

Robert McCormack Chief Legal Officer ViewRay, Inc. 2 Thermo Fisher Way Oakwood Village, OH 44146 Telephone: (440) 703-3210 Facsimile: (800) 417-3459	Robyn Zolman, Esq. Gibson, Dunn and Crutcher LLP 1801 California Street Suite 4200 Denver, CO 80202 Telephone: (303) 298-5700
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by ViewRay, Inc. (“ViewRay” or the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional 6,300,000 shares of common stock, par value $0.01 per share (“Common Stock”), issuable under the ViewRay, Inc. Amended and Restated 2015 Equity Incentive Award Plan (as amended, the “2015 Plan”). At the recommendation of ViewRay’s Board of Directors, the Registrant’s stockholders approved an amendment to the 2015 Plan on June 10, 2022, which increased the number of shares available for issuance under the 2015 Plan by 6,300,000 shares of Common Stock. This Registration Statement on Form S-8 relates to the additional 6,300,000 shares of Common Stock authorized to be issued under the 2015 Plan.
The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 26, 2020 (SEC File No. 333-239507), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of ViewRay, Inc., dated June 11, 2021 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on June 11, 2021 (Registration No. 001-37725)).

4.3	Second Amended and Restated Bylaws of ViewRay, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on June 11, 2021 (Registration No. 001-37725)).

4.4	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form S-1/A, filed on December 16, 2015 (Registration No. 333-207347)).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	ViewRay, Inc. Amended and Restated 2015 Equity Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-8, filed on June 26, 2020 (Registration No. 333-239507).

99.2*	Amendment to ViewRay, Inc. Amended and Restated 2015 Equity Incentive Award Plan.

107.1*	Filing Fee Table.

____________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakwood Village, State of Ohio, on June 14, 2022.

VIEWRAY, INC.

By:	/s/ Scott Drake
Name:	Scott Drake
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Scott Drake, Zachary Stassen and Robert McCormack, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Scott Drake	Director, President and Chief Executive Officer	June 14, 2022
Scott Drake	(Principal Executive Officer)
/s/ Zachary Stassen	Chief Financial Officer	June 14, 2022
Zachary Stassen	(Principal Financial and Accounting Officer)
/s/ Daniel Moore	Chairman of the Board	June 14, 2022
Daniel Moore
/s/ Caley Castelein, M.D.	Director	June 14, 2022
Caley Castelein, M.D.
/s/ B. Kristine Johnson	Director	June 14, 2022
B. Kristine Johnson
/s/ Karen N. Prange	Director	June 14, 2022
Karen N. Prange
/s/ Brian K. Roberts	Director	June 14, 2022
Brian K. Roberts
/s/ Susan C. Schnabel	Director	June 14, 2022
Susan C. Schnabel
/s/ Phillip M. Spencer	Director	June 14, 2022
Phillip M. Spencer
/s/ Gail Wilensky, Ph.D.	Director	June 14, 2022
Gail Wilensky, Ph.D.